Exhibit 3.309

PAGE 1
     I, JEFFREY W. BULLOCK, SECRETARY OF STATE OF THE STATE OF DELAWARE, DO HEREBY CERTIFY THE ATTACHED ARE TRUE AND CORRECT COPIES OF ALL DOCUMENTS ON FILE OF “PRINCIPAL KNOX, L.P. “AS RECEIVED AND FILED IN THIS OFFICE.
     THE FOLLOWING DOCUMENTS HAVE BEEN CERTIFIED:
     CERTIFICATE OF LIMITED PARTNERSHIP, FILED THE ELEVENTH DAY OF DECEMBER, A.D. 1998, AT 10 O’CLOCK A.M.
     CERTIFICATE OF AMENDMENT, FILED THE THIRTEENTH DAY OF JULY, A.D. 2005, AT 1:04 O’CLOCK P.M.
     AND I DO HEREBY FURTHER CERTIFY THAT THE AFORESAID CERTIFICATES ARE THE ONLY CERTIFICATES ON RECORD OF THE AFORESAID LIMITED PARTNERSHIP, “PRINCIPAL KNOX, L.P.”.

/s/ Jeffrey W. Bullock Jeffrey W. Bullock, Secretary of State AUTHENTICATION: 8620216 DATE: 03-14-11
2975671 8100H

110292796

You may verify this certificate online
at corp.delaware.gov/authver.shtml

CERTIFICATE OF LIMITED PARTNERSHIP
OF
PRINCIPAL KNOX, L.P.
     This Certificate of Limited Partnership of Principal Knox, L.P. (the “Limited Partnership”) is being executed by the undersigned for the purpose of forming a limited partnership pursuant to the Delaware Revised Uniform Limited Partnership Act.
     1. The name of the limited partnership is Principal Knox, L.P.
     2. The address of the registered office of the limited partnership in Delaware is 9 East Loockerman Street, Dover, Delaware 19901. The limited partnership’s registered agent at that address is National Registered Agents, Inc.
     3. The name of the general partner is PHC-Knox, Inc., a Delaware corporation and its address is 105 Westwood Place, Suite 400, Brentwood, Tennessee 37027.
     4. IN WITNESS WHEREOF, the undersigned, as general partner of the Partnership, has caused this Certificate of Limited Partnership, which shall be effective upon filing, to be duly executed as of the 8th day of December, 1998.

PHC-KNOX, INC., as General Partner
By:	/s/ Christopher T. Hannon
Title: V. P.

STATE OF DELAWARE
SECRETARY OF STATE
DIVISION OF CORPORATIONS
FILED 11:30 AM 12/08/1998
981469674 — 2975671

PRINCIPAL KNOX COMPANY
     Principal Knox Company, a corporation organized under the laws of the State of Delaware, hereby consents to the organization of Principal Knox, L.P. in the State of Delaware and to the use of the name Principal Knox, L.P.
     IN WITNESS WHEREOF, the said Principal Knox Company has caused this consent to be executed by its Vice President and Secretary this 9th day of December, 1988.

PRINCIPAL KNOX COMPANY
By:	/s/ Christopher T. Hannon
	Name:	Christopher T. Hannon
	Title:	V. P.

PRINCIPAL KNOX, L.L.C.
     Principal Knox, L.L.C., a limited liability company organized under the laws of the State of Delaware, hereby consents to the organization of Principal Knox, L.P. in the State of Delaware and to the use of the name Principal Knox, L.P.
     IN WITNESS WHEREOF, the said Principal Knox, L.L.C. has caused this consent to be executed by its Vice President this 10th day of December, 1998.

PRINCIPAL KNOX, L.L.C.
By:	/s/ Howard T. Wall
	Name:	Howard T. Wall
	Title:	Vice President

CERTIFICATE OF AMENDMENT
TO THE
CERTIFICATE OF LIMITED PARTNERSHIP
OF
PRINCIPAL KNOX, L.P.
     The undersigned, desiring to amend the Certificate of Limited Partnership of PRINCIPAL KNOX, L.P. pursuant to the provisions of Section 17-202 of the Revised Uniform Limited Partnership Act of the State of Delaware, does hereby certify as follows:
     FIRST: The name of the Limited Partnership is PRINCIPAL KNOX, L.P.
     SECOND: Article 2 of the Certificate of Limited Partnership shall be amended as follows:
     The address of its registered office in the State of Delaware is : Corporation Trust Center, 1209 Orange Street, Wilmington, New Castle County, Delaware 19801. The name of its registered agent at such address is The Corporation Trust Company.
IN WITNESS WHEREOF, the undersigned executed this Amendment to the Certificate of Limited Partnership on this 1st day of July 2005.

PRINCIPAL KNOX, L.P. By: PHC-KNOX, INC., General Partner
By:	/s/ Mary Kim E. Shipp
Mary Kim E. Shipp
Assistant Secretary

State of Delaware
Secretary of State
Division of Corporations
Delivered 01:33 PM 07/13/2005
FILED 01:04 PM 07/13/2005
SRV 050579016 — 2977817 FILE